EXHIBIT 99.1

[DHB LOGO APPEARS HERE]


NEWS FROM DHB INDUSTRIES INC.
555 Westbury Avenue * Carle Place, NY 11514 * T:516/997-1155 * F:516/997-1144
                                   www.dhbindustries.com
                                   _____________________

         Contact Information:  For Investors:
                               Robert B. Prag, President
                               The Del Mar Consulting Group, Inc.
                               858/794-9500
                               E-mail: bprag@delmarconsulting.com
                                       __________________________

                               Company Contact:
                               Dawn M. Schlegel, CFO
                               DHB Industries Inc.
                               516/997-1155
                               dschlegel@dhbt.com


FOR IMMEDIATE RELEASE

                   DHB HIRES PROMINENT INDEPENDENT ACCOUNTANTS

         CARLE PLACE, NY - (August 28, 2003) DHB Industries Inc. (AMEX: DHB) (the "Company"), the market leader in the rapidly growing protective body armor industry, announced today that it has hired Weiser LLP, one of the oldest and most prominent accounting and consulting firms in the New York/New Jersey/ Connecticut tri-state area, to replace Grant Thornton LLP. Weiser LLP is ranked as one of the top twenty-five accounting and consulting firms in the country, with over eighty-two years of experience and 350 professionals.

         Before its recent resignation as the Company's independent accountants, Grant Thornton reissued its audit report in the Company's Form 10-K/A filed with the Securities and Exchange Commission on July 24, 2003, which stated that the Company's consolidated financial statements presented fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2002 and the consolidated results of its operations and consolidated cash flows for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States. In addition, on August 14, 2003, Grant Thornton signed off on the Company's 10-Q for the quarter ended June 30, 2003 without qualification or adjustment.


ABOUT DHB INDUSTRIES INC.

         DHB Industries Inc.'s Armor Group is the market leader in the rapidly growing protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor Inc. and Protective Apparel Corporation of America (PACA) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the US and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department, and the California Highway Patrol.

         DHB Sports Group produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains including Wal-Mart, Target and Meijer, as well as private label distributors such as Amerisource Bergen and Cardinal Health.

         DHB maintains facilities in Carle Place, NY, Deerfield Beach, FL, Oakland Park, FL, Jacksboro, TN, and Arlington, VA. To learn more about DHB Industries Inc., visit the website at HTTP://WWW.DHBINDUSTRIES.COM.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.